UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        May 24, 2011
Date of report (Date of earliest event reported)

QNB Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, P.O. Box 9005, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 538-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 24, 2011, QNB Corp. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 25, 2011.

The proposals voted on and approved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected four individuals to the Board of Directors as set forth below:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Kenneth F. Brown, Jr.	2,030,055	6,000	535,780
Anna Mae Papso	2,026,629	9,426	535,780
Henry L. Rosenberger	2,027,394	8,661	535,780
Edgar L. Stauffer	2,010,492	25,563	535,780

Proposal No. 2.  The Company’s shareholders approved the 2011 Employee Stock Purchase Plan as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,006,125	25,847	4,083	535,780

Proposal No. 3.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, of Allentown, Pennsylvania, Certified Public Accountants as the independent registered public accounting firm for 2011 as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,567,299	1,301	3,235	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Bret H. Krevolin
Bret H. Krevolin Chief Financial Officer

Dated:  May 24, 2011